UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2013

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On January 25, 2013, Xerium Technologies, Inc. (the “Company”) announced that it had initiated consultation proceedings with the employees' representatives at its paper machine clothing facility in Zizurkil, Spain regarding a proposal to close the facility in an effort to address the Company's cost structure. Because the proposal is subject to consultation and negotiation with the employees' representatives, the Company is unable to reasonably estimate the costs that it would expect to incur in connection with the proposed action or when the proposed action will be complete. A copy of the press release ("Press Release") announcing this action is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01    Other Events.

On January 25, 2013, the Company also announced in the Press Release its plans to close its spreader roll facility located in Charlotte, North Carolina as an additional action in its overall effort to address the Company's cost structure.

Certain of the above statements regarding facility closures constitute “forward-looking statements.” These statements are protected by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate since they are based on many assumptions which involve risks and uncertainties, both known and unknown. The following important factors could cause the estimated results to differ: changes in economic or industry conditions; issues arising from rationalization of operations; prolonged negotiations with the employees' representatives and other risks identified in the Company's Securities and Exchange Commission reports and public announcements. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press release dated January 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	January 25, 2013	By:	/s/ Kevin McDougall
		Name:	Kevin McDougall
		Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated January 25, 2013.